Exhibit 5.2
July 26, 2007
Banco Macro S.A.
Sarmiento 447
Buenos Aires-C104AAI
Argentina
Ladies and Gentlemen:
     We are acting as counsel to Banco Macro S.A., a sociedad anonima organized under the laws of Argentina (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), of a Registration Statement on Form F-4 (the “Registration Statement”) relating to the offer to exchange (the “Exchange Offer”) the Company’s outstanding unregistered $150,000,000 aggregate principal amount of 9.75% Fixed/Floating Rate Non-Cumulative Junior Subordinated Bonds due 2036 (the “Outstanding Notes”) for a like principal amount of the Company’s 9.75% Fixed/Floating Rate Non-Cumulative Junior Subordinated Bonds due 2036 (the “Exchange Notes”) that will be registered under the Securities Act, all as set forth in the prospectus forming a part of the Registration Statement (the “Prospectus”).
     Terms not defined herein shall have the meaning ascribed to them in the Company’s Registration Statement on Form F-4, filed with the Securities Exchange Commission on July 26, 2007 (as amended, the “Registration Statement”).
     We confirm that we have review the information in the prospectus included in the Registration Statement under the caption “Taxation—Argentine Tax Considerations” and that, in our opinion, the statements of law included therein, insofar as they relate to the Argentine tax consequences currently applicable to non-Argentine holders, address the material tax consequences of the ownership and exchange of the 9.75% Fixed/Floating Rate Non-Cumulative Junior Subordinated Bonds due 2036. In rendering this opinion, we expressly incorporate in this opinion the statements set forth under the caption “Taxation—Argentine Tax Considerations’ in the prospectus included in the Registration Statement, including the limitations on matters covered by that section set forth therein. Our opinion expressed in this paragraph is limited to the federal laws of Argentina and is based upon existing provisions of federal laws and regulations, including the Argentine Income Tax Law, and opinions of the National Treasury General Attorney Office as of the date hereof, all of which are subject to subsequent, different interpretations and applications with effect from the date of effectiveness of the underlying laws and regulations.
     This opinion is being furnished to you, the Bank, shareholders of the Bank and potential investors for your benefit in connection with the Offering and is not to be used, circulated, quoted, relied upon or otherwise referred to for any other purpose.

     We hereby consent to the filing of this opinion as Exhibit 8.2 to the Registration Statement and to the reference to us in the prospectus of the Offering constituting a part of the Registration Statement.
Very truly yours,

/s/  Hugo N.L. Brozone

Bruchou, Fernández Madero & Lombardi

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